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                                                                   Exhibit 99.1

PRELIMINARY COPIES
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                                 FORM OF PROXY
                                 =============

                         American Safety Closure Corp.


        PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON JULY 15, 1996. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Shawn Sedaghat with full power of substitution, as proxy of the undersigned to attend the Special Meeting of Stockholders of American Safety Closure Corp. (the "Company") at the executive offices of the Company at 1 Plant Road, Plattsburgh, New York, 12901 on July 15, 1996 at 10:00 a.m. Eastern Daylight Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

1. To approve the restated Agreement and Plan of Merger dated as of January 5, 1995, as amended, among the Company, SEDA Specialty Packaging Corp., and SEDA Acquisition Corp., and the merger to be effected thereby.

                 The Board of Directors recommends a vote FOR.

                      FOR_____  AGAINST_____  ABSTAIN_____

2. To approve any proposal to adjourn or postpone the Special Meeting in the event that the management of the Company determines, in its sole discretion, that such adjournment or postponement is necessary or appropriate.

                 The Board of Directors recommends a vote FOR.

                      FOR_____  AGAINST_____  ABSTAIN_____

3. In their discretion, upon any and all such other matters as may properly come before the meeting.

                                        Dated: __________________, 1996

                                        _______________________________
                                        Signature


                                        _______________________________
                                        Signature, if held jointly

        THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR PROPOSALS 1 AND 2. (Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

        STOCKHOLDERS ARE URGED TO MARK, DATE SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES